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                                                                    EXHIBIT 10.2

                    NOTICE OF INCREMENTAL FACILITY COMMITMENT
                                   (MAY 2004)

                            Dated as of: May 28, 2004

      GRAY TELEVISION, INC. (the "Borrower"), in connection with that certain Fourth Amended and Restated Loan Agreement dated as of October 25, 2002 (as the same has been or may be amended, modified, restated, and supplemented from time to time, the "Loan Agreement") by and among the Borrower, the various financial institutions that are parties thereto (the "Lenders"), Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), Bank of America, N.A., as syndication agent, and Deutsche Bank Trust Company Americas, as documentation agent, hereby certifies that:

      1. The Borrower has obtained an agreement from certain financial institutions to provide an Incremental Facility Commitment in the aggregate amount of THREE HUNDRED SEVENTY FIVE MILLION DOLLARS ($375,000,000.00). The Applicable Margin and terms for repayment of the Incremental Facility Commitment are set forth on Schedule 1 attached hereto and in Article 2 of the Loan Agreement; provided, however, that the terms of the Loan Agreement shall control to the extent such terms conflict with those set forth on Schedule 1 attached hereto. The Incremental Facility Commitment and the Incremental Facility Loan described herein are hereinafter referred to as the "May 2004 Incremental Facility Commitment" and the "May 2004 Incremental Facility Loan," respectively.

      2. All of the representations and warranties of the Borrower made under the Loan Agreement (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries) and the other Loan Documents are as of the date hereof, and will be as of the effective date of such May 2004 Incremental Facility Commitment, true and correct in all material respects.

      3. There does not exist, as of this date, and there will not exist after giving effect to the May 2004 Incremental Facility Commitment, any Default under the Loan Agreement.

      4. All Necessary Authorizations have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation.

      5. Revised projections which demonstrate the Borrower's ability to timely repay any Incremental Facility Loans made under the May 2004 Incremental Facility Commitment and to timely comply with the covenants contained in Sections 7.8, 7.9, 7.10 and 7.11 of the Loan Agreement have been provided to the Lenders on the Gray Television, Inc. Intralinks work space.

      Capitalized terms used in this Notice of Incremental Facility Commitment and not otherwise defined herein are used as defined in the Loan Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, the Borrower, acting through an Authorized Signatory, has signed this Notice of Incremental Facility Commitment as of the day and year first above written.

                             GRAY TELEVISION, INC.

                                         By: /s/ James C. Ryan
                                             -----------------------------------
                                             Name:  James C. Ryan
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

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                                   Schedule 1
                                       To
              Notice of Incremental Facility Commitment (May 2004)

                 MAY 2004 INCREMENTAL FACILITY COMMITMENT TERMS

Incremental
Facility Loan:                      The financial institutions who issued an
                                    Incremental Facility Commitment pursuant to the Loan Agreement, have agreed severally, in accordance with their respective
                                    Incremental Facility Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Schedule 1 and the Loan Agreement, to make a term loan to the Borrower on the Incremental Facility
                                    Commitment Effective Date (as set forth
                                    below) in an amount equal to the aggregate
                                    Incremental Facility Commitment.

Incremental Facility
Commitment Effective Date:          May 28, 2004 (the "Effective Date").

Incremental Facility
Maturity Date:                      June 30, 2011 or such earlier date as
                                    payment of the May 2004 Incremental Facility
                                    Loan shall be due in accordance with the terms of the Loan Agreement (whether by acceleration or otherwise).

Purpose: The proceeds of the May 2004 Incremental Facility Loan shall be used first to prepay on the Effective Date in full the outstanding amount of the Incremental Facility Loans made pursuant to the Notice of Incremental Facility Commitment dated June 9, 2003, then for general corporate purposes.

Scheduled Repayments:               Commencing on March 31, 2005, the principal
                                    balance of the May 2004 Incremental Facility
                                    Loan outstanding on the Effective Date shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter (each a "Repayment Date") ending during the periods set forth below until paid in full in such amounts as follows:

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
                                                Percentage of principal of the May 2004
                                                Incremental Facility Loan outstanding on the
          Repayment Dates                       Effective Date Due on each Repayment Date
          ---------------                       --------------------------------------------
March 31, 2005, June 30, 2005,
September 30, 2005 and December 31, 2005                            0.25%

March 31, 2006, June 30, 2006,
September 30, 2006 and December 31, 2006                            0.25%

March 31, 2007, June 30, 2007,
September 30, 2007 and December 31, 2007                            0.25%

March 31, 2008, June 30, 2008,
September 30, 2008 and December 31, 2008                            0.25%

March 31, 2009, June 30, 2009,
September 30, 2009 and December 31, 2009                            0.25%

March 31, 2010 and June 30, 2010                                    0.25%

September 30, 2010 and December 31, 2010                           23.50%

March 31, 2011 and June 30, 2011                                   23.75%

Applicable Margin:                  The Applicable Margin for the May 2004
                                    Incremental Facility Loan shall be (i) 1.00% for Base Rate Loans and (ii) 1.75% for LIBOR
                                    Rate Loans.

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